SCHEDULE 14A INFORMATION

PROXY STATEMENT
PURSUANT TO SECTION 14(A)
OF THE SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.____)

Filed by the Registrant (X)
Filed by Party other than the Registrant (   )

Check the appropriate box:
  (X)  Preliminary Proxy Statement - AMENDED
  ( )  Confidential, for Use of the Commission
       Only (as permitted by Rule 14a-6(e)(2))
  ( )  Definitive Proxy Statement
  ( )  Definitive Additional Materials
  ( )  Soliciting Material Pursuant to Rule
       14a-11(c) or Rule 14a-12

PISMO COAST VILLAGE, INC.
Name of the Registrant as Specified in its Charter

NOT APPLICABLE
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
  (X)  No fee required.
  ( )  Fee computed on table below per Exchange
       Act Rules 14a-6(i)(4) and 0-11.
       1.  Title of each class of securities to
           which transaction applies:________
       2.  Aggregate number of securities to which
           transaction applies: _______
       3.  Per unit price or other underlying
           value of transaction computed pursuant
           to Exchange Act Rule 0-11 (Set forth
           the amount on which the filing fee is
           calculated and state how it was
           determined):  ___________________
       4.  Proposed maximum aggregate value of
           transaction: ______________
       5.  Total fee paid:____________________
  ( )  Fee paid previously with preliminary
       materials.
  ( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.
       Identify the previous filing by
       registration statement number, or the
       Form or Schedule and the date of its
       filing.
         1.  Amount Previously Paid:________
         2.  Form, Schedule or Registration
             Statement No.: ________________
         3.  Filing Party:__________________
         4.  Date Filed:____________________

                PISMO COAST VILLAGE
             Recreation Vehicle Resort

        IMPORTANT  . . . SEND IN YOUR PROXY

   It is requested that you read the enclosed materials, then date, fill in and sign the enclosed Proxy and return it promptly. This will save the expense of follow - up letters, telephone calls and further solicitation.


            NOTICE OF ANNUAL MEETING
               OF SHAREHOLDERS OF
           PISMO COAST VILLAGE, INC.

NOTICE IS HEREBY GIVEN that, pursuant to the call of the Board of Directors, an Annual Meeting of Shareholders (the "Meeting") of PISMO COAST
VILLAGE, INC., (the "Company") will be held at the South County Regional Center, 800 West Branch
Street, Arroyo Grande, California 93420 on January
19, 2002, at 9:00 A.M. for the purpose of considering and voting on the following matters:

1. Election of Directors. Electing eighteen (18) persons to the Board of Directors to serve until the 2003 Annual Meeting or until their successors are elected and have qualified. The persons nominated by the Board to serve as Directors are:

     Allard, Howard
     Brittain, Kurt
     Brown, Albert
     Buchaklian, Harry
     Carlson, J. Russell
     Drake, Frank
     Fischer, William
     Gould, Norman
     Harris, R. Elaine
     Hickman, Glenn
     Hinds, Jr., Edward
     Hughes, Terris
     Nunlist, Ronald
     Pettibone, Jerald
     Rourke, Thomas
     Willems, Gary
     Williams, Jack
     Zahka, Charles

2. Shareholder Proposal Amendment of Bylaws. To vote upon an amendment to the Company's Bylaws proposed by the Board of Directors to implement changes which would change the current limit on the number of shares of the Company's stock which any shareholder may own from six to three.

3.  Selection of Auditors. To vote upon a
    resolution of the Board of Directors of the Company to approve the selection of Glenn, Burdette, Phillips and Bryson to serve as independent certified public accountants for the Company for Fiscal Year 2002.

4.  Other Business. To transact such other
    business as may properly come before the Meeting and any adjournments thereof.


The Board of Directors has fixed the close of business on December 3, 2001, as the record date for determination of shareholders entitled to notice of, and to vote at, the Meeting.

NOMINEES TO BOARD OF DIRECTORS FOR ELECTION AS
DIRECTORS

At the Annual Meeting, a Board of Directors, consisting of 18 members, will be elected for the ensuing year. Each director will serve until the next meeting of shareholders and until his or her successor is elected and qualifies.

The Board of Directors has proposed 18 individuals for election as directors of the Company.

If the conditions which would allow cumulative voting are satisfied, the Board of Directors solicits discretionary authority to cumulate votes and unless authority to vote for a director is withheld on the Proxy card, the proxy holders will cast the votes represented by the Board of Directors' proxies for the nominees proposed by the Board of Directors and will not vote for any other nominees.

You are urged to vote in favor of each of the proposals by so indicating on the enclosed Proxy and by signing and returning the enclosed Proxy as promptly as possible, whether or not you plan to attend the Meeting in person. The enclosed Proxy is solicited by the Company's Board of Directors.
Any shareholder giving a Proxy may revoke it prior
 to the time it is voted by notifying the Vice
President - Secretary, in writing, to that effect, by filing with him a later dated Proxy, or by voting in person at the Meeting.

By Order of the Board of Directors

EDWARD D. HINDS, JR.

Edward D. Hinds, Jr., Vice President - Secretary

Dated:  December 15, 2001
165 South Dolliver Street
Pismo Beach, California  93449
(805) 773-5649

                  PROXY STATEMENT
                       FOR AN
           ANNUAL MEETING OF SHAREHOLDERS
                         OF
              PISMO COAST VILLAGE, INC.
              165 South Dolliver Street
           Pismo Beach, California  93449

          To Be Held January 19, 2002

_________________________________________________
                   INTRODUCTION
_________________________________________________
This Proxy Statement is furnished in connection with the solicitation of proxies for use at the Annual Meeting of Shareholders (the "Meeting") of
Pismo Coast Village, Inc., (the "Company") to be held at the South County Regional Center, 800 West
Branch Street, Arroyo Grande, California 93420, at 9:00 A.M. on Saturday, January 19, 2002, and all adjournments thereof.

It is expected that this Proxy Statement and accompanying Notice and form of proxy will be mailed to shareholders on or about December 15, 2001.

The matters to be considered and voted upon at the Meeting will include:

1. Election of Directors. Electing eighteen (18) persons to the Board of Directors to serve until the 2003 Annual Meeting or until their successors are elected and have qualified. The persons nominated by the Board to serve as Directors are:

     Allard, Howard
     Brittain, Kurt
     Brown, Albert
     Buchaklian, Harry
     Carlson, J. Russell
     Drake, Frank
     Fischer, William
     Gould, Norman
     Harris, R. Elaine
     Hickman, Glenn
     Hinds, Jr., Edward
     Hughes, Terris
     Nunlist, Ronald
     Pettibone, Jerald
     Rourke, Thomas
     Willems, Gary
     Williams, Jack
     Zahka, Charles

2. Shareholder Proposal Amendment of Bylaws. To vote upon an amendment to the Company's Bylaws proposed by the Board of Directors to implement changes which would change the current limit on the number of shares of the Company's stock which any shareholder may own from six to three.

3.  Selection of Auditors. To vote upon a
    resolution of the Board of Directors of the Company to approve the selection of Glenn, Burdette, Phillips and Bryson to serve as independent certified public accountants for the Company for Fiscal Year 2002.

4.  Other Business. To transact such other
    business as may properly come before the Meeting and any adjournments thereof.

               REVOCABILITY OF PROXIES

A Proxy for use at the Meeting is enclosed. Any shareholder who executes and delivers such Proxy has the right to revoke it, at any time before it is exercised, by filing with the Vice President -
Secretary of the Company an instrument revoking it, or a duly executed Proxy bearing a later date.
In addition, the powers of the proxy holders will be revoked if the person executing the Proxy is present at the Meeting and elects to vote in person. Subject to such revocation or suspension, all shares represented by a properly executed
Proxy received in time for the Meeting will be voted by the proxy holders, in accordance with the instructions on the Proxy. IF NO INSTRUCTION IS
SPECIFIED WITH REGARD TO A MATTER TO BE ACTED
UPON, THE SHARES REPRESENTED BY THE PROXY WILL BE
VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF
MANAGEMENT AND IN FAVOR OF SUCH MATTER.

          PERSONS MAKING THE SOLICITATION

This solicitation of Proxies is being made by the Board of Directors of the Company. The expense of preparing, assembling, printing and mailing this Proxy Statement and the material used in the solicitation of Proxies for the Meeting will be borne by the Company. It is contemplated that proxies will be solicited principally through the use of the mails, but officers, directors, and employees of the Company may solicit Proxies personally or by telephone, without receiving special compensation therefor.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

There were issued and outstanding 1,800 shares of the Company's common stock on December 3, 2001, which has been fixed as the record date for the purpose of determining the shareholders entitled to notice of, and to vote at, the Meeting (the
"Record Date"). Each holder of the Company's common stock will be entitled to one vote, in person or by Proxy, for each share of common stock held of record on the books of the Company as of the Record Date, on any matter submitted to the vote of the shareholders, except in the election of Directors, where cumulative voting is permitted. See "Cumulative Voting" on page 3 hereof.

The presence in person or by Proxy of the holders of 33.33% (one-third) of the outstanding shares of stock entitled to vote at the Annual Meeting will constitute a quorum for the purpose of transacting business at the Meeting.

If the enclosed Proxy is completed in the appropriate spaces, signed, dated and returned, the Proxy will be voted as specified in the Proxy.
If no specification is made, as to any individual matter to be acted upon, on a signed, dated and returned Proxy, it will be voted at the discretion of the proxy holders and in accordance with the recommendations of management. As to any matters properly brought before the shareholders at the Meeting which are not specifically described on the proxy, all duly signed, dated and returned proxies will be voted in accordance with the recommendations of management in such matters.

_________________________________________________
  ELECTION OF DIRECTORS OF COMPANY (Proposal 1)
_________________________________________________

The Bylaws of the Company provide that the number of directors shall be eighteen (18) until changed by an amendment to the Articles of Incorporation or by the Bylaws duly adopted by the Company's shareholders. Pursuant to Section 3.2.3 of the Bylaws, in order to be elected as a Director of the Company, an individual must own at least one share of the Common Stock of the Company. At the Annual Meeting, eighteen (18) directors (the entire Board of Directors) are to be elected to serve until the next Annual Meeting of the Shareholders or until their successors are elected and qualified.

A shareholder may withhold authority for the proxy holders to vote for any one or more of the nominees identified below by so indicating on the enclosed Proxy in the manner instructed on the proxy. Unless authority to vote for the nominees is so withheld, the proxy holders will vote the proxies received by them for the election of the nominees identified below as directors of the Company. Proxy holders do not have an obligation to vote for nominees not identified on the preprinted card (that is, write-in candidates).
Should any shareholder attempt to "write in" a vote for a nominee not identified on the preprinted card (and described in these proxy materials), the proxy holders will NOT vote the shares represented by that proxy for any such write-in candidate, but will instead vote the shares for any and all other validly indicated candidates. If any of the nominees should be unable or decline to serve, which is not now anticipated, the proxy holders shall have discretionary authority to vote for a substitute who shall be designated by the present Board of Directors to fill the vacancy. In the event that additional persons are nominated for election as directors, the proxy holders intend to vote all of the proxies received by them in such a manner, in accordance with cumulative voting, as will assure the election of as many of the nominees
identified below as possible. In such event, the specific nominees to be voted for will be determined by the proxy holders, in their sole discretion.

None of the directors or executive officers of the Company were selected pursuant to any arrangement or understanding between themselves and any other individual (other than arrangements or understandings with directors or officers acting solely in their capacities as such). There is no familial relationship among any of the directors, executive officers of the Company, or the nominees for such offices, and except as noted below, none serves as directors of any company which has a class of securities registered under, or which is subject to the periodic reporting requirements of the Securities Exchange Act of 1934 or any investment company registered under the Investment
Company Act of 1940.

       VOTING RIGHTS -- CUMULATIVE VOTING

All voting rights are vested in the holders of the common stock of the Company, each share being entitled to one vote, except with respect to the election of directors, as to which cumulative voting applies as described below.

California law provides that a shareholder of a California corporation, or his proxy, may cumulate votes in the election of Directors. That is, each shareholder may cast that number of votes equal to the number of shares owned by him, multiplied by the number of Directors to be elected, and he may cumulate such votes for a single candidate or distribute such votes among as many candidates as he deems appropriate.

Certain affirmative steps must be taken by the shareholders of the Company in order to be entitled to vote their shares cumulatively in the election of Directors. At the shareholders' meeting at which Directors are to be elected, no shareholder shall be entitled to cumulate votes
(i.e., cast for any one or more candidates a number of votes greater than the number of the shareholder's shares) unless the candidates' names have been placed in nomination prior to the commencement of the voting and at least one shareholder has given notice prior to commencement of the voting of the shareholder's intention to cumulate votes. If any shareholder has given such notice, then every shareholder entitled to vote may cumulate votes for candidates in nomination and give one candidate a number of votes equal to the number of Directors to be elected multiplied by the number of votes to which that shareholder's shares are entitled, or distribute the shareholder's votes on the same principle among any or all of the candidates, as the shareholder thinks fit. The candidates receiving the highest number of votes, up to the number of Directors to be elected, shall be elected.

It is intended that shares represented by proxies in the accompanying form will be voted for the election of persons nominated by management.
Although the Board of Directors does not know whether there will be any nominations for directors other than those nominated by management, as set forth below, if any such nomination is made, or if votes are cast for any candidates other than those nominated by the Board of Directors, the persons authorized to vote shares represented by executed proxies in the enclosed form (if authority to vote for the election of Directors or for any particular nominee is not withheld) will have full discretion and authority to vote cumulatively and allocate votes among any or all of the nominees of the Board of Directors in such order and in such numbers as they may determine in their sole discretion, provided all the above-listed requirements are met.

   DIRECTORS AND NOMINEES; EXECUTIVE OFFICERS

The following table sets forth as to each current
Director (each of whom has been nominated for reelection as a Director of the Company at the upcoming Meeting) and as to each new nominee for office, such person's age, such person's principal occupations during the past five years, the period during which such person has served as a Director of the Company, and other pertinent information.
Pursuant to California law and the Bylaws of the Company, Directors shall be elected at each Annual
Meeting of the shareholders and hold office until the next Annual Meeting. All of the nominees, except as designated, were elected as Directors of the Company at the 2001 Annual Meeting of the Company's Shareholders. The following table also sets forth such information as to the executive officers of the Company (each of whom also currently serves as a Director) and other key employees. Each of the executive officers of the Company is appointed by and serves at the pleasure of the Board.

         DIRECTORS AND EXECUTIVE OFFICERS:

HOWARD ALLARD, Director
Howard Allard, age 76, resides at 5161 Diablo
Drive, Sacramento, California  95842. He has a
Master's degree in education administration from California State University, Sacramento. He was an elementary school principal in the Rio Linda Union
School District for 29 years prior to retirement in 1985. He has been a partner since 1978 in Allard Enterprises which maintains rental properties, and he has also been a partner since
1982 in Allard Limousine. Mr. Allard has served on the Board for 21 years, including three years as President, two years as Secretary, and one year as Vice President - Administration.

KURT BRITTAIN, Nominee
Kurt Brittain is 71 years old and resides at 15890
La Porte Court, Morgan Hill, California  95037.
After his Marine Corps service, he was employed for more than 33 years by Orange County, California, before his retirement in 1986. His background includes public works, flood control and manager of the county's harbors, beaches and parks system. He was in charge of three harbors, seven beaches and more than 26 parks, three of which were camping parks. He has completed extension courses in business administration, management, recreation and real estate. He served on the Board for nine years, from 1990 to 1999; which included one year as Vice President -
Administration, one year as Vice President -
Secretary, and five years as Executive Vice
President. Mr. Brittain is a nominee for the Board and does not currently serve on the Board of Directors.

ALBERT BROWN, Director
Albert Brown is 78 years old. He resides at 22718
Lone Eagle Road, Apple Valley, California   92308.
He was employed at Hughes Aircraft for 20 years, from 1945 to 1965, TRW Systems for 3.5 years, from 1965 to 1968, and Rohr Industry, Inc., for 11.5 years, from 1968 until retirement in 1979. He worked his way up from being an assembler to a senior industrial engineer, reporting directly to the manager of industrial engineering. He has completed extensive continued education in the field of industrial engineering at U.S.C. He has served on the Board of Directors for 17 years, including two years as Vice President -
Administration.
HARRY BUCHAKLIAN, Director
Harry Buchaklian is 69 years old. He resides at 1361 E. Ticonderoga Drive, Fresno, California
93720. He has a B.A. degree from C.S.U.F. in industrial arts, and a secondary level teaching credential in laboratory electronics and small engine repair. His career has included employment as an assistant manager with Western Auto Stores, electronics instructor at Fresno Technical College and technical supervisor for Sears Roebuck. He retired from Sears Roebuck in 1994. He has served on the Board for 17 accumulative years, including most recently from September 1995 to present, serving one year as Executive Vice President.

J. RUSSELL CARLSON, Nominee
J. Russell Carlson is 58 years old. He resides at 1286 W. Eymann Avenue, Reedley, California 93654.
He holds a B. A. degree in music education and a California Life Teaching Credential from CSU
Fresno. Mr. Carlson is in his 21st year teaching instrumental music in Reedley, California. He will retire at the end of this school year. Prior to teaching he worked as service manager for American Air Company and Sequoia Plumbing, a mechanical engineer and plumbing company in Visalia, California for eight years. He owned a Napa Auto Parts store in Exeter, California for eight years. Mr. Carlson is a new nominee for the Board and does not currently serve on the Board of Directors.

FRANK DRAKE, Director and Executive Vice President
Frank Drake is 60 years old. He resides at 9511
Birch Creek Court, Bakersfield, California  93312.
Mr. Drake has an A.A. degree from Bakersfield
College, and holds an administration of justice lifetime vocational teaching credential from
U.C.L.A. Mr. Drake retired after 20 years with the Kern County Sheriffs Department where he was commander of detective, administration and jail facilities. Following his retirement from the Sheriff's Department in 1988, he was employed as a safety consultant with State Compensation
Insurance Fund assisting clients in complying with OSHA and other safety standards. He retired from this position in December 1995. Mr. Drake has served on the Board for six years, including one year as Vice President - Policy, and is currently serving a third year as Executive Vice President.

WILLIAM FISCHER, Nominee
William (Bill) Fischer, age 67, resides at 1947
Sienna Lane, Simi Valley, California 93065. He has been married 45 years and has four children and five grandchildren. He served in the U. S.
Air Force during the Korean War attaining the rank of Staff Sergeant. Mr. Fischer is a graduate of California State University, Northridge, with a B.
S. Degree in accounting. He worked in the aerospace, entertainment and public utility industries until 1969 when he joined Getty Oil
Company's Corporate Office in Los Angeles,
California, as an accounting supervisor.
Subsequently, Texaco, Inc., acquired Getty Oil in
1985 and he was promoted to Manager of Benefits
Plans Accounting in Houston. Mr. Fischer was responsible for the Savings/Thrift, 401-K, and ESOP Plans Administration until 1989 when he elected early retirement. He has active Real
Estate Broker and Tax Preparer licenses and is a charter member and Past Grand Knight of Simi
Valley Knights of Columbus Council. He is self-mployed part-time financial consultant and looks forward to contributing his financial background to the Board of Directors. Mr. Fischer is a new nominee for the Board and does not currently serve on the Board of Directors.

NORMAN GOULD, Director
Norman Gould is 82 years old. He resides at 10597
Road 30, Madera, California  93637. He has a B.A.
in education and an M.A. in administration. His occupation prior to retirement in 1987 was as the superintendent of schools for Madera County. He was a member of the board of directors of Kingsview, Inc., from 1968 to 1980 and held the positions of vice chairman and chairman of the board. He is currently on the board of directors of Valley Teen Ranch, Inc. Mr. Gould is currently president of the California Retired Teachers
Association, a nonprofit corporation. He has served on the Board for 24 accumulative years, including most recently from March 1993 to present, serving nine years as President, one year as Treasurer and two years as Secretary.

R. ELAINE HARRIS, Director
R. Elaine Harris is 63 years old and resides at 3418 El Potrero Lane, Bakersfield, California
93304. She commenced her 31-year career with Pacific Telephone in the business office and was facility administrator during the last ten years prior to her retirement in 1990. Mrs. Harris thoroughly enjoys having more time to spend with her grandchildren, and she is looking forward to serving as a member of the Board of Directors for Pismo Coast Village. Mrs. Harris has served on the
Board of Directors for two years.

GLENN HICKMAN, Director
Glenn Hickman is 68 years old. He resides at 3584
W. Wathen Avenue, Fresno, California 93711. He has a B.A. in Business and a secondary teaching credential from Fresno State University. His occupation prior to retirement in 1995 was as a financial analyst and office supervisor for Cal
Resources, a subsidiary of Shell Oil Company. He has served on the Board for three years.

EDWARD HINDS, JR., Director and Vice President -
  Secretary
Edward (Dee) Hinds, Jr., age 74, resides at 3416
West Magill Avenue, Fresno, California 93711.
Prior to his retirement in 1988, he was employed for more than 38 years by Bank of America serving as a branch officer, vice president, manager and regional credit administrator. He has served on the Board for 21 years, and is currently serving a ninth year as Vice President - Secretary.

TERRIS HUGHES, Director and Vice President -
  Policy
Terris (Terry) Hughes, is 52 years old and resides at 2426 Sunset, Wasco, California 93280. Mr.
Hughes holds an A.A. degree from Bakersfield
Junior College in police science. He was employed by Cal Resources LLC for 23 years, from 1973 to 1997, holding the position of senior training technician for the last 10 years of that time. He is currently employed as an internal consultant for Aera Energy LLC, an oil industry company formed in 1997 between the Shell Oil and Mobil Oil
Corporations. His duties are to serve as a behavior base safety advisor and provide safety training to Aera Energy LLC employees. Mr. Hughes has served on the Board for six years and is currently serving as Vice President - Policy.

RONALD NUNLIST, Director
Ronald Nunlist, age 63, resides at 1105 Minter
Avenue, Shafter, California 93263. Mr. Nunlist was employed in the oil business for many years.
From 1995 to June 1997 he was employed as an operations foreman by Cal Resources LLC, an oil industry company owned by Shell Oil Corporation.
Mr. Nunlist was then employed as a logistics specialist by Aera Energy LLC, an oil industry company formed between the Shell Oil and Mobil Oil
Corporations, from June 1997 until his retirement in June 1999. He has served on the Board for 16 years, including five years as President.

JERALD PETTIBONE, Director and President
Jerry Pettibone, age 75, resides at 4179 Court
Drive, Santa Cruz, California 95062. He sold and retired from his company, Pettibone Signs, in Santa Cruz in October 1988. He started the company which operated statewide in 1960. Active in trade associations, he served on the board of directors of the National Electric Sign Association, and on the board of directors of the World Sign
Association, serving as national president in 1985-1986. He served on the board of directors of the California Electric Sign Association for 22 years and was elected a director emeritus. Also active in Rotary Club, he is a charter member and past president of the Capitola/Aptos Club. He has served on the Board for nine years, including three years as Chief Financial Officer, and is currently serving a fifth year as President.

THOMAS ROURKE, Director
Thomas Rourke is 64 years old. He resides at 899
Stagi Lane, Los Altos, California  94024. Mr.
Rourke graduated from the University of
Massachusetts in 1965 with a B.B.A. degree. He was vice president of operations at Lynch
Communications, Inc., in Reno, Nevada from 1980-
982, and president of Lynch Circuits, Inc., in Sunnyvale, California from 1982-1987. He is currently president and chairman of the board of Startech Electronics, Inc., a management consulting company, in Mountain View, California, a position he has held since 1988. Mr. Rourke has served on the Board for six years, including two years as Vice President - Policy.

GARY WILLEMS, Director
Gary Willems is 47 years old. He resides at 479
South Oak Drive, Reedley, California 93654. He holds a B.A. degree in Music Education and a California Life Teaching Credential from Fresno
Pacific University. Mr. Willems has been teaching music since 1977, and since 1985 has been the Director of Bands at Reedley High School. He is an active member of the California Band Directors'
Association and is the President of Fresno and Madera Counties Music Educators' Association. Mr.
Willems has served on the Board of Directors for one year.

JACK WILLIAMS, Director, Chief Financial Officer and Vice President - Finance
Jack Williams is 51 years old. He resides at 7801
Revelstoke Way, Bakersfield, California  93309.
Mr. Williams graduated from San Diego State
University in 1974 with a B.S. in accounting.
Following that, he has been employed in the field of accounting in a variety of industries, including agriculture, construction, heavy equipment sales, and manufacturing. Mr. Williams established his own C.P.A. practice in 1983. He was employed as a Financial Analyst by Texaco Oil
Corporation in the Bakersfield area from 1997 until March 1999. Mr. Williams has been employed with Goodwill Industries of South Central
California as a Director of Business Services since March 2000. He has served on the Board of Directors for seven years, and is currently serving a fifth year as Chief Financial Officer and Vice President - Finance.

CHARLES ZAHKA, Director
Charles Zahka, age 75, resides at 6300 Alonzo
Avenue, Encino, California 91316. He retired as vice president of the Broadway Department Stores in 1990 after 20 years. He presently serves as a private management consultant. Mr. Zahka is president of the Stroke Association of Southern
California and vice chairman of the Better
Business Bureau of the Southland. He has served on the Board for thirteen years, including one year as Secretary and one year as President.

The Board of Directors has no reason to believe that any of the nominees listed above will not be available to serve. However, if any nominee should become unable or unwilling to serve, the shares represented by proxies given to management pursuant hereto will be voted as management may recommend.

       OTHER OFFICERS AND KEY EMPLOYEES:

JAY JAMISON, Assistant Corporate Secretary and
  General Manager
Jay Jamison, 48 years old, has been employed by the Company since June 1997 as General Manager and serves as Assistant Corporate Secretary. He resides at 17105 Oak Road, Atascadero, California
93422. He has a B.S. degree in agricultural management from Cal Poly San Luis Obispo, graduating in 1976. Mr. Jamison was raised on his family's guest ranch, Rancho Oso, in Santa Barbara
County, which included a recreational vehicle park, resident summer camp, equestrian facilities and numerous resort amenities. He worked on the ranch throughout his childhood and after college.
The family business was sold in 1983, at which time Mr. Jamison was hired by Thousand Trails, Inc., a private membership resort, as a Resort
Operations Manager. His last ten years at Thousand
Trails were spent managing a 200-acre, 518-site, full-service resort near Hollister, California. He also managed resorts in Acton and Idyllwild in Southern California. Prior to his employment with the Company, Mr. Jamison was a General Manager with Skycrest Enterprises in Redding and managed
Sugarloaf Marina and Resort on Lake Shasta in
Northern California between January 1995 and June
1997. He is active in the Resort and Commercial
Recreation Association and is also a member of the American Quarter Horse Association. Mr. Jamison was appointed to and has served as a commissioner on the Pismo Beach Conference and Visitors Bureau since February 1998, and in August 1999 was elected as Chair. At the National Association of RV Parks and Campgrounds Annual Convention in
November 1999, Mr. Jamison was appointed to the ARVC Board of Directors representing the ten western states. Mr. Jamison was recently appointed to serve as a business community representative on the interagency/stakeholder
Technical Review Team for the Oceano Dunes State
Vehicular Recreation Area.  Mandated by the
California Coastal Commission, this team provides ongoing management recommendations to the Park
Superintendent.

ROGER C. LYON, JR., Assistant Corporate Secretary
  and General Counsel
Roger C. Lyon, Jr., is a practicing attorney in the State of California and owns his law firm, Lyon & Carmel, Attorneys-at-Law. His business address is 1104 Palm Street, Post Office Box 922,
San Luis Obispo, California 93406. Mr. Lyon has acted as outside general counsel to the Corporation since 1984.

COMMITTEES OF THE BOARD OF DIRECTORS

The only standing committees of the Company during 2001 were the Nominating Committee, Audit
Committee, Personnel and Compensation Committee,
Finance Committee, Policy Committee,
Environmental, Health and Safety Advisory
Committee, and Executive Committee.

The Nominating Committee, which considers the qualifications and the composition of the Board of Directors of the Company, was elected at a meeting of the Board of Directors held on January 20, 2001, and consisted of the following members:
Ronald Nunlist, Chairperson, Howard Allard and
Larry Keller. Pursuant to the policies and procedures adopted by the Board of Directors, the Nominating Committee considers nominees recommended by shareholders. The Nominating
Committee met six times during Fiscal Year 2001 and submitted its recommendations for nominations at the upcoming Annual Meeting.

Individuals wishing to be considered as nominees for membership on the Board of Directors for Fiscal Year 2003, or wishing to nominate an individual for membership on the Board, are requested to notify the committee in writing, delivered to the principal office of the Company.
The Nominating Committee will deliver, or will cause to be delivered to a potential nominee, material for use by the potential nominee in submitting specific data, including personal history and professional skills. The resume, a questionnaire, and a statement by or on behalf of a potential nominee should be submitted on or before August 21, 2002, in order to be considered by the Committee.

The Audit Committee of the Board of Directors consists of Frank Drake, Chairman, Norman Gould,
Larry Keller, and Richard Proschold. The functions of the Audit Committee include coordinating with the Company's independent accountants in the preparation of annual financial reports and audits; reviewing actions to be taken to comply with the auditor's recommendations to management;
and performing random reviews of selected accounting procedures of the Company. The Audit
Committee met five times during Fiscal Year 2001.

The Personnel and Compensation Committee consists of Jerald Pettibone, Chairman, Frank Drake, Edward
Hinds, Jr., Jack Williams and Charles Zahka. The functions of the Personnel and Compensation
Committee include negotiating an employment contract with the General Manager, review of his goals and objectives and setting compensation for the major staff. The Personnel and Compensation
Committee met three times during Fiscal Year 2001.

The Finance Committee consists of Jack Williams,
Chairman, Emily Barton, Ronald Nunlist, Thomas
Rourke and Charles Zahka. Committee member Emily
Barton passed away in October 2001, and her seat remained unfilled for the remainder of the year.
The functions of the Finance Committee include reviewing the Company's financial statements, drafting a five-year forecast of finances, drafting a one-year budget, prioritizing capital expenditures, monitoring the completion of capitalized projects, recommending changes in rate schedules, and submitting an annual report to the shareholders of the financial condition of the Corporation. The Finance Committee met five times during Fiscal Year 2001.
The Policy Committee consists of Terris Hughes,
Chairman, Howard Allard, Elaine Harris, Glenn
Hickman, and Gary Willems. The functions of the Policy Committee include reviewing and recommending changes in the Shareholders'
Calendar, reviewing and recommending changes in the Resort's occupancy rules and regulations, updating and recommending changes in the Employee
Handbook, and implementing Board policy and procedures. The Policy Committee met five times during Fiscal Year 2001.

The Environmental, Health and Safety Advisory
Committee consists of Albert Brown, Chairman,
Harry Buchaklian and Elaine Harris. The functions of the Environmental, Health and Safety Advisory
Committee include performing environmental-related duties, safety reviews, and giving recommendations to the President and General Manager on matters relative to environmental and safety concerns. The
Environmental, Health and Safety Advisory
Committee met six times during Fiscal Year 2001.

The Executive Committee consists of Jerald
Pettibone, Chairman, Frank Drake, Edward Hinds,
Jr., Terris Hughes, and Jack Williams. The functions of the Executive Committee include reviewing the monthly business with the General
Manager, as well as the current financial statement. The Executive Committee met six times during Fiscal Year 2001.

The full Board of Directors met six times during 2001. Three directors, Howard Allard, Harry
Buchaklian, and Richard Proschold, attended fewer than 75% of the total number of meetings of the Board and of the committees of which he or she is a member.

              AUDIT COMMITTEE REPORT

The Audit Committee members are Frank Drake,
Norman Gould, Larry Keller, and Richard Proschold.

The following Audit Committee Report does not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Company filings under the Securities Act of 1933 or the Securities Act of 1934, except to the extent we specifically incorporate this Report by reference.

The Audit Committee reports to the Board of Directors and is responsible for overseeing and monitoring financial accounting and reporting, the system of internal controls established by management and the audit process of Pismo Coast
Village.

The Audit Committee Charter adopted by the Board sets out responsibilities, authority and specific duties of the Audit Committee. A copy of the Audit Committee Charter is attached to this Proxy
Statement as Appendix A.

The Audit Committee has reviewed and discussed the audited financial statements with management.

The Audit Committee has discussed with
representatives of independent auditors, Glenn,
Burdette, Phillips and Bryson matters required by SAS 61 regulations.

The Audit Committee has received the written disclosures and the letter from the independent accountants, Glenn, Burdette, Phillips and Bryson, required by Independence Standards Board Standard
No. 1 and has discussed with the independent accountants the independent accountant's independence.

Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company's annual report.

The Internal Revenue Service is conducting an audit of the Corporation's taxable year ended
September 30, 1999.  In that audit, the Internal
Revenue Service has raised the question whether either (a) shareholders of the Corporation should be required to report a constructive dividend equal to the value of the shareholder's free usage of sites at the Corporation's property pursuant to Section 9.4 of the Corporation's
Bylaws, or, alternatively, (b) the Corporation's expenses associated with such "free" usage should be disallowed for income tax purposes.
The Corporation is contesting these issues in the audit, and it currently is not possible to project with certainty what the outcome of the audit will be.

            COMMON STOCK OWNERSHIP OF
        DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the ownership of the Company's Common
Stock as of December 3, 2001, by each director and by all directors and executive officers as a group.

                                             NUMBER OF  PERCENT
BOARD MEMBER       ADDRESS                   SHARES     OF CLASS
____________       ____________________     _________   ________
Howard Allard      5161 Diablo Drive         1 Share     0.056%
                   Sacramento, CA 95842

Kurt Brittain      12105 Center Avenue       1 Share     0.056%
                   San Martin, CA 95046

Albert Brown       22718 Lone Eagle Road     2 Shares    0.111%
                   Apple Valley, CA 92308

Harry Buchaklian   1361 E Ticonderoga Drive  1 Share     0.056%
                   Fresno, CA 93720

J. Russell Carlson 1286 West Eymann Avenue   1 Share     0.056%
                   Reedley, CA 93654

Frank Drake        9511 Birch Creek Court    1 Share     0.056%
                   Bakersfield, CA 93312

William Fischer    1947 Sienna Lane          1 Share     0.056%
                   Simi Valley, CA 93065

Norman Gould       10597 Road 30             1 Share     0.056%
                   Madera, CA 93637

R. Elaine Harris   3418 El Potrero Lane      4 Shares    0.0222%
                   Bakersfield CA 93304

Glenn Hickman      3584 W Wathen Avenue      1 Share     0.056%
                   Fresno CA 93711

Edward Hinds, Jr.  3416 W. Magill Avenue     l Share     0.056%
                   Fresno, CA  93711

Terris Hughes      2426 Sunset               1 Share     0.056%
                   Wasco, CA 93280

Ronald Nunlist     1105 Minter Avenue        4 Shares    0.222%
                   Shafter, CA 93263


                                             NUMBER OF  PERCENT
BOARD MEMBER       ADDRESS                   SHARES     OF CLASS
____________       ______________________    ______     ________
Jerald Pettibone   4179 Court Drive          2 Shares    0.111%
                   Santa Cruz, CA 95062

Thomas Rourke      899 Stagi Lane            2 Shares    0.111%
                   Los Altos, CA 94024

Gary Willems       479 South Oak Drive       1 Share     0.056%
                   Reedley, CA 93654

Jack Williams      7801 Revelstoke Way       1 Share     0.056%
                   Bakersfield, CA 93309

Charles Zahka      6300 Alonzo Avenue        2 Shares    0.111%
                   Encino, CA 91316

All Officers and
Directors as a Group                        28  Shares   1.555%


               EXECUTIVE COMPENSATION

Directors receive no compensation for serving on the Board. Directors are permitted the use of a recreational site at the Resort for each day of board meetings and/or committee meetings during their tenure as a member of the Board of Directors. Directors also may be reimbursed for traveling expenses related to such meetings at reasonable rates. Executive officers, other than officers who are employees, received no additional compensation of any nature. Specifically, the Chief Executive Officer (President) is not a compensated employee. No employee received compensation exceeding $100,000 during the last fiscal year of the Company.

The Company has no outstanding options, warrants or rights to purchase any of its securities, whether held by Directors, officers or any other persons. Nor does the Company have any outstanding loans or other indebtedness to any Director or officer. Since the beginning of the fiscal year, the Company has not entered into nor does it propose to enter into any transactions of a material nature with any officer or director or any corporation or other business entity in which any officer or director may have an economic interest.

_________________________________________________
   SHAREHOLDER PROPOSAL AMENDMENT OF BYLAWS
                  (Proposal 2)
_________________________________________________

At the annual meeting of shareholders held in January of 1991, shareholders approved an amendment to the Company's Bylaws. This amendment placed a restriction on the number of shares which any one shareholder (or group of related shareholders) could own in the Company. Recently, the Board of Directors, in response to a detailed study undertaken by one of the Committees of the Board, determined that further modification of this share ownership restriction would be appropriate in order to address certain concerns that had developed over the existing restriction policy.

At the meeting of the Board of Directors held on September 15, 2001, the Board approved the following proposal to further amend the Company's
Bylaws, and that proposal (referred to herein as the "Proposal") is hereby submitted to the shareholders for their consideration and action:

               TERMS OF PROPOSAL
               _________________

PROPOSED: That the following sections of the Bylaws of the Corporation be amended:

1.  That Section 7.5 of the Bylaws of the
    Corporation be amended to read it its entirety as follows:

    "7.5  Maximum Share Ownership

         "7.5.1  Generally.  Except as provided in
          Section 7.5.2, below, no shareholder may own more than three (3) shares of the Company's common stock.

         "7.5.2  Exceptions.  The restriction on
          share ownership set forth in Section
          7.5.1, above, shall not apply:

              "A.  To those shareholders owning
               more than three (3) shares of the
               Company's common capital stock
               prior to September 15, 2001, (the
               date the proposal became generally
               known) but only to the extent of
               those shares already owned by such
               shareholders; or

              "B.  To shareholders who are
               registered broker-dealers and who
               customarily hold the Company's
               common stock as inventory in their
               business operations; or

              "C.  To any shares acquired by a
               shareholder from the Company or in
               exercise of any shareholder's pre-
               emptive rights under the Company's
               Articles of Incorporation.

          "7.5.3 Attribution Rules. For purposes of this Section 7.5:

              "A.  A shareholder shall be
               considered as owning the stock
               owned, directly or indirectly, by
               or for (1) his or her spouse, (2)
               his or her minor children with whom
               such shareholder shares the same
               household, (3) affiliates of such
               shareholder, and (4) any other
               person with whom the shareholder
               may be acting in concert for the
               purpose of acquiring, holding, or
               disposing of the Company's common
               stock.

              "B.  The term "affiliate" of a
               shareholder shall mean any person
               or entity that directly or
               indirectly controls, is controlled
               by, or is under common control
               with, such shareholder.

              "C.  The term "person" shall include
               an individual, corporation,
               partnership, trust, unincorporated
               association, or any other entity
               recognized under the laws of any
               state or of the United States."


             STATEMENT OF MANAGEMENT
            IN SUPPORT OF THE PROPOSAL
            __________________________

The primary purpose of the foregoing Proposal is to clarify and expand the existing Bylaws.
Section 7.2.1,A(3) of the Corporation's Bylaws presently provides that any transferee of the Company's shares "must acquire shares with (the) intent to hold the same for the purpose of enjoying camping rights and other benefits to which a shareholder is entitled." Similarly, existing Section 7.2.1,A(5) provides that any transferee "must plan to occupy the recreational vehicle park owned by the Company through the use of camping equipment or a recreational vehicle as defined by the California Health and Safety
Code..." Furthermore, the Company's Use Permit for the Park permits occupation SOLELY for camping and emergency residency.

Existing Section 7.5 of the Bylaws limits share ownership to six (6) shares. The current proposal would reduce this number to three (3) shares.

The Board of Directors feels that this furthers the goals of making more shareholder time
(especially prime and summer prime time) usage available to more of the shareholders, by restricting the accumulation of shareholder time over multiple shares, and secondarily, if this time was not utilized by more shareholders, (which is not likely), it could free up more prime time available for rental to the public, potentially increasing the revenues of the Company.

The proposed Amendment "grandfathers" existing holders who currently own more than the three share limit, permitting them to continue to hold their existing shares (although it WOULD prohibit such shareholders' acquisition of additional shares). Second, registered broker-dealers who customarily hold the Company's Common Stock as inventory in connection with the conduct of their business would not be subject to the restriction.

The Proposal continues the existing attribution rules, designed to prevent shareholders from circumventing the ownership restriction.
Specifically, a shareholder is deemed also to own shares owned by (a) his or her spouse, (b) his or her minor children, (c) "affiliates" (as defined in the Amendment), and (d) any person(s) with whom the shareholder in question may be acting in concert, whether directly or indirectly.

The Board of Directors supports adoption of the proposed Amendment. The Board believes that the Amendment does not impose any unreasonable burden upon the shareholders, in light of existing Bylaw restrictions. The Company also believes that adoption of the proposed Amendment may have the added effect of accommodating more of the shareholders during the "peak" season.

WE URGE SHAREHOLDERS TO VOTE IN FAVOR OF THIS
PROPOSAL.

      CONSIDERATIONS AGAINST THE AMENDMENT
      ____________________________________

Tender Offers or other non-open market
acquisitions of stock are usually made at prices above the fair market price of the target company's stock. In addition, acquisitions of stock by persons attempting to acquire control through open-market purchases may cause the market price of the stock to reach levels which are higher than what otherwise would be the case.
Because the proposed Amendment would prohibit a shareholder from acquiring more than three shares, it may have the effect of discouraging someone interested in acquiring control of the Company, since it would make such an acquisition of control more difficult and therefore potentially more costly. The Amendment might therefore deprive certain shareholders of an opportunity to sell their shares at a temporarily higher market price.
In order to obtain control, an interested person would first have to propose, and convince a majority of the shareholders to approve, elimination or amendment of the share ownership restrictions that would be put into place by this Amendment. However, in light of the existing six share restriction, this impact is expected to be minimal.

Because the overall effect of the Amendment may be to render more difficult the accomplishment of mergers or certain other business combinations or the assumption of control by a substantial shareholder or interested acquired, it may thus make more difficult the removal of Management.
However, to the knowledge of Management, the Amendment is NOT being proposed by the Board of Directors for the primary purpose of deterring any potential takeovers or of entrenching Management of the Company. Again, in light of the existing six share restriction, this impact is expected to be minimal.

To the knowledge of Management, the Proposal is NOT the result of, NOR is it proposed in response to, any specific effort on the part of any individual to accumulate the Company's stock or to obtain control of the Company by any other means.
The proposed Amendment is NOT part of any plan by Management to adopt a series of similar proposals, and Management does not presently intend to propose any similar measures seeking to deter a takeover of the Company in any future proxy solicitations.

                 RECOMMENDATION

The Board of Directors recommends that you vote
FOR the proposed Amendment of the Company's Bylaws
(Proposal 2).

                 VOTE REQUIRED

The affirmative votes of a majority of shares present or represented at the January 2002
Shareholders' Meeting at which a quorum is present will be necessary to approve the proposed
Amendment to the Company's Bylaws.

_________________________________________________
SELECTION OF INDEPENDENT ACCOUNTANTS (Proposal 3)
_________________________________________________

The firm of Glenn, Burdette, Phillips and Bryson served as independent certified public accountants for the Company for its fiscal year ended
September 30, 2001, and this firm has been selected to serve as the Company's accountants for Fiscal Year 2002. It is expected that one or more representatives of Glenn, Burdette, Phillips and Bryson will be present at the Meeting, will be given the opportunity to make a statement, if desired, and will be available to respond to all appropriate questions.

Audit services performed by Glenn, Burdette, Phillips and Bryson for the year ended September
30, 2001, consisted of examination of the financial statements of the Company, certain services related to filings with the Securities and Exchange Commission, and consultation on matters related to accounting and financial reporting. In addition to these services, Glenn, Burdette, Phillips and Bryson performed certain non-audit services consisting primarily of consultation on matters relating to the preparation of tax returns. All such services were approved by the Board of Directors, which has determined the firm of Glenn, Burdette, Phillips and Bryson to be fully independent of the operations of the Company.

     RECOMMENDATION OF THE BOARD OF DIRECTORS

The Company Board of Directors recommends that the shareholders approve the selection of Glenn, Burdette, Phillips and Bryson to serve as certified independent public accountants for the Company for Fiscal Year 2002. The affirmative vote of a majority of shares voted will be required to approve this action.

_________________________________________________
              SHAREHOLDER PROPOSALS
_________________________________________________

The deadline for shareholders to submit proposals
to be considered for inclusion in the Proxy
Statement for the Company at the Company's 2003
Annual Shareholders Meeting is August 21, 2002.
Shareholder proposals submitted other than in
accordance with the foregoing will not be
considered timely presented for consideration at
the annual meeting if notice thereof is given
after October 30, 2002.
_________________________________________________
                LEGAL PROCEEDINGS
_________________________________________________

No pending legal proceedings against the Company other than routine litigation incidental to business.

_________________________________________________
                  OTHER BUSINESS
_________________________________________________

Management does not know of any matters to be presented at the Meeting, other than those set forth above. However, if other matters come before the Meeting, it is the intention of the persons named in the accompanying Proxy to vote the Proxy in accordance with the recommendations of Management on such matters, and discretionary authority to do so is included in the Proxy.


       NOTICE OF AVAILABILITY OF MATERIAL

THE COMPANY WILL PROVIDE WITHOUT CHARGE TO THE
SHAREHOLDERS OF RECORD ON DECEMBER 3, 2001, THE
RECORD DATE FOR ELIGIBILITY TO VOTE AT THE ANNUAL
MEETING, A COPY OF THE COMPANY'S FORM 10-KSB
REPORT FOR THE FISCAL YEAR ENDED SEPTEMBER 30,
2001, WHICH HAS BEEN FILED UNDER THE SECURITIES
AND EXCHANGE ACT OF 1934. THE COMPANY'S ANNUAL
REPORT TO SHAREHOLDERS IS BEING DELIVERED TO
SHAREHOLDERS HEREWITH.

All written requests for the Company's Form 10-KSB report should be addressed to:

       Mr. Jay Jamison, General Manager
       Pismo Coast Village, Inc.
       165 South Dolliver Street
       Pismo Beach, California 93449


            PLEASE RETURN YOUR PROXIES

SHAREHOLDERS ARE REQUESTED TO VOTE, DATE, SIGN AND
RETURN  PROMPTLY THE ENCLOSED PROXY WHETHER OR NOT
YOU EXPECT TO ATTEND THE MEETING. A RETURN, SELF-
ADDRESSED ENVELOPE IS ENCLOSED FOR YOUR
CONVENIENCE. NO POSTAGE IS REQUIRED IF MAILED
WITHIN THE UNITED STATES. PROMPT RESPONSE IS
HELPFUL AND YOUR COOPERATION WILL BE APPRECIATED.
YOU MAY, WITHOUT AFFECTING ANY VOTE PREVIOUSLY
TAKEN, REVOKE YOUR PROXY BY A LATER PROXY FILED
WITH THE VICE PRESIDENT - SECRETARY OF THE COMPANY
OR BY FILING WRITTEN NOTICE OF REVOCATION WITH THE
VICE PRESIDENT - SECRETARY OF THE COMPANY.
ATTENDANCE AT THE MEETING WILL NOT IN AND OF
ITSELF REVOKE A PROXY. IF YOU ATTEND THE MEETING,
YOU MAY REVOKE THE PROXY BY ADVISING THE
INSPECTOR OF ELECTIONS THAT YOU ELECT TO VOTE IN
PERSON.


Date:  December 15, 2001

                     PISMO COAST VILLAGE, INC.

                          JERALD PETTIBONE

                     Jerald Pettibone, President

                    APPENDIX A

Audit Committee Responsibilities

1.  External Auditor
    A.  Recommend auditing form
    B. Recommend renewing or terminating existing firm
    C. Review compensation, terms of engagement and independence
2.  Audits
    A.  Review external audits and management's
        response
    B.  Review internal audits
3.  Financial Statements
    A.  Review financial statements
    B.  Review any disputes between auditor and
        management about preparation of financial statements
    C.  Consider major changes or questions
        regarding appropriate auditing and
        accounting principles and practices to be followed when preparing the corporate financial statement
    D.  Review procedures of the Corporation to
        prepare published financial statements and related management commentaries
4.  Survey corporate assets
5.  Other Duties
    A.  Consult with external and internal
        auditors about the adequacy of financial controls to assure that the Corporation's publicly reported financial statements are presented fairly in conformity with generally accepted accounting principles.
    B.  Meet periodically with management to
        review the Corporation's financial risk
        exposure
    C.  Report to the Board, findings as
        necessary.
    D.  Audit the internal procedures of
        maintaining the assets of the Corporation and their inventories.
    E. Perform other duties as requested by the Board and/or President.